UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2026

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11676	22-1463699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 432-0463

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective the first quarter of 2026, Bel Fuse Inc. (“Bel” or the “Company”) began reporting results under the Aerospace, Defense & Rugged Solutions and Industrial Technology & Data Solutions (“ITDS”) reportable segments as part of a strategic realignment of its business units. In furtherance of this realignment, on May 22, 2026, the Company determined to name Kenneth Lai as Senior Vice President ITDS, effective late second quarter or early third quarter of 2026. In this role, Mr. Lai’s responsibilities expand to include the Company’s India and private label operations, in addition to China and other Asia locations. As a result of this change in responsibilities, Mr. Lai is no longer determined to be an “executive officer” or “officer” of the Company as defined in Rules 3b-7 and 16a-1(f) under the Securities Exchange Act of 1934, as amended, respectively.

The information regarding the 2026 Plan (as defined below) in Item 5.07 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2026, Bel held its 2026 annual meeting of shareholders (the "2026 Annual Meeting"). At the 2026 Annual Meeting, the shareholders voted on the following proposals set forth below, as described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2026 (the "Proxy Statement").

As indicated in the Proxy Statement, holders of record of the Company's Class A Common Stock at the close of business on March 31, 2026 (the record date fixed by the board of directors (the "Board")) were entitled to receive notice of, and to vote at, the 2026 Annual Meeting.  At the close of business on the record date, there were a total of 2,115,263 shares of Class A Common Stock outstanding and entitled to vote at the 2026 Annual Meeting, each of which was entitled to one vote on all matters.

A total of 1,914,319 shares of Class A Common Stock were represented in person or by proxy at the 2026 Annual Meeting and entitled to vote. The final voting results from the 2026 Annual Meeting are as follows:

Proposal 1: The election of two nominees to serve as directors for three-year terms. The directors were elected by the following votes:

Name	For	Withheld	Broker Non-Votes
Rita V. Smith	1,339,144	416,757	158,418
Jacqueline Brito	1,303,369	452,532	158,418

Proposal 2: The ratification of the designation of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026. This proposal was approved by the following votes:

For	Against	Abstentions
1,785,986	428	127,905

Proposal 3: The approval, on an advisory basis, of the executive compensation of the Company's named executive officers. This proposal was approved by the following votes:

For	Against	Abstentions	Broker Non-Votes
1,564,823	20,528	170,550	158,418

Proposal 4: The approval of the 2026 Equity Compensation Plan (previously approved by the board of directors of the Company) (the "2026 Plan"). This proposal was approved by the following votes:

For	Against	Abstentions	Broker Non-Votes
1,571,450	13,739	170,712	158,418

The material features of the 2026 Plan are described in Proposal 4 of the Proxy Statement, as qualified entirely by reference to the 2026 Plan filed as Exhibit 10.1 hereto. This description of the 2026 Plan and Exhibit 10.1 are also incorporated herein by reference.

Proposal 5: A shareholder proposal to provide Class A Common Shareholders with the right to convert their shares into Class B Common Stock. This proposal was rejected by the following votes:

For	Against	Abstentions	Broker Non-Votes
736,905	1,016,457	2,539	158,418

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
10.1	2026 Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 10, 2026).*

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2026	BEL FUSE INC.
(Registrant)

By:	/s/ Farouq Tuweiq
Farouq Tuweiq
President and Chief Executive Officer